Exhibit 10.19

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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LICENSE AGREEMENT

This License Agreement (“Agreement”) made this 15th day of December, 2016 (the “Effective Date”) by and between Northwestern University, an Illinois corporation having a principal office at 633 Clark Street, Evanston, Illinois 60208 (hereinafter referred to as “Northwestern”) and Ovid Therapeutics, a Delaware corporation having a principal office at 1460 Broadway, Suite 15044, New York, NY 10036 (hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, Northwestern is the owner of certain patent rights and patent application listed on Exhibit A and has the right to grant licenses hereunder, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

WHEREAS, Northwestern desires to have the patent rights, and know-how developed and commercialized to benefit the public and is willing to grant a license hereunder;

WHEREAS, Licensee has represented to Northwestern that Licensee has the expertise, experience, and resources necessary to enable Licensee to commit itself to a thorough, vigorous and diligent program to develop and subsequently manufacture, market and sell products utilizing the patent rights and know-how;

WHEREAS, Licensee desires to obtain a license under the patent rights and know-how upon the terms and conditions hereafter set forth;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows:

Article I – DEFINITIONS

1.1“Affiliate” shall mean any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a Party.  For the purposes of this definition, “control” shall mean any right or collection of rights that together allow direction on any vote with respect to any action by an entity or the direction of management and operations of that entity. Such right or collection of rights includes without limitation (a) the authority to act as sole member or shareholder or partner with a majority interest in an entity; (b) a majority interest in an entity; and (c) the authority to appoint, elect, or approve at least a majority of the governing board of that entity.

1.2“Commercially Reasonable Efforts” means, with respect to Licensee in the performance of its obligations hereunder in relation to Licensed Products, the application by or on behalf of Licensee of a level of efforts that [***] would apply to such activities in relation to a similar pharmaceutical product [***] rights, which product is at a similar stage in its development or product life and is of similar market potential and strategic value (in each case as compared to the Licensed Product) taking into account [***], and other relevant factors, based on then-current conditions.

1.3“Extension Period” shall mean the period commencing on the Effective Date and ending on [***] of the Effective Date.

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1.4“FDA” shall mean the United States Food & Drug Administration and any successor agency thereto.

1.5“Field” shall mean, subject to Section 2.7, all uses, [***].

1.6“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale by Licensee, its Affiliate or sublicensee to a third party for end use of the Licensed Product in a given country after Regulatory Approval has been granted with respect to such Licensed Product in such country.  For clarity, the following shall not constitute a First Commercial Sale: (a) a sale to an Affiliate or sublicensee, unless such Affiliate or sublicensee is the last entity in the distribution chain, (b) any use of a Licensed Product in a clinical trial or for non-clinical or clinical development purposes, (c) [***], and (d) [***], in each case of (a) through (d), for which no payment is received by Licensee, its Affiliates, or sublicensees.

1.7“[***]” means, for the purposes of the Milestone Payments set forth in Exhibit B, Section 2, the [***].

1.8“Generic Competition” means, with respect to a Licensed Product in any country in a given calendar quarter, if, during such calendar quarter, one or more Generic Products [***].

1.9“Generic Product” means, with respect to a Licensed Product in a particular regulatory jurisdiction, any pharmaceutical product that (a) (A) contains the same active pharmaceutical ingredients as such Licensed Product and is approved by the Regulatory Authority in such country; or (B) is A/B Rated (defined below) with respect to such Licensed Product or otherwise approved by the Regulatory Authority in such country as a substitutable generic for such Licensed Product; and (ii) is sold in such jurisdiction by a Third Party that is not a sublicensee and did not purchase such product from Licensee or its Affiliates or sublicensees.  For purposes of this definition, “A/B Rated” means, for the U.S., “therapeutically equivalent” as determined by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the then-current edition of the FDA publication “Approved Drug Licensed Products With Therapeutic Equivalence Evaluations” and, for outside the U.S., such equivalent determination by the applicable Regulatory Authority.

1.10“IND” shall mean an Investigational New Drug Application, as described in 21 C.F.R. § 312.20 et seq. (as the same may be amended from time to time), suitable for obtaining approval to ship License Product for the purpose of safety and effectiveness testing of such Licensed Product.

1.11“Inventors” shall mean the individuals who are listed as the inventors of the Patent Rights, in accordance with 35 U.S.C. §116 and who made inventive contributions to the Patent Rights while they were employees of Northwestern.

1.12 “Know-How” shall mean data, information, and results existing as of the Effective Date which is developed by Inventors (or under the supervision or coordination of the Inventors) and directly related to practicing inventions described in Patent Rights and data, information, and results developed by Inventors (or under the supervision or coordination of the Inventors) during the Extension Period that directly relates to and is necessary for the development and commercialization of Licensed Products.

1.13“Launch” shall mean, in each country of the Territory, the First Commercial Sale of a Licensed Product by or on behalf of Licensee or its Affiliates or its sublicensees in such country following the Regulatory Approval of such Licensed Product in such country.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.14“Licensed Compound” shall mean [***].

1.15“Licensed Products” shall mean all products that include or comprise Licensed Compound [***] and which, in the absence of the licenses granted to Licensee pursuant to this Agreement, would infringe a Valid Claim in the Patent Rights. In addition, Licensed Products shall also include all other compounds or compositions disclosed in or claimed or covered by any patent included in the Patent Rights.

1.16“NDA” shall mean New Drug Application submitted to the FDA for approval to market a new drug, as described in 21 C.F.R. § 314.50 et seq. (as the same may be amended from time to time); the approval of which is necessary to market Licensed Products in the United States, whether such application is pending or approved or is to be filed with respect to the Licensed Products, submitted or to be submitted to the FDA.

1.17“Net Sales” shall mean the gross amount invoiced by Licensee, its Affiliates or sublicensees (including any sales representatives for any of the foregoing), to third parties for the sale of Licensed Products, less amounts actually invoiced or allowed with respect to (a) trade credits, discounts, rebates and allowances actually granted on account of price adjustments, rebate programs, billing errors or the rejection or return of goods, (b) all costs of shipping, freight, transportation and insurance for the Licensed Product but only to the extent that such costs are included in Licensee’s or its Affiliate’s invoice price to customers for the Licensed Product, and (c) all sales, use, excise and other taxes, tariffs, and custom duties that are included in Licensee’s or its Affiliate’s invoice price to its customers for the Licensed Product.

In the event that the Licensed Product is sold in a fixed combination (“Combination Product”) with one or more active therapeutic compounds not subject to this Agreement (“Other Items”), the invoice price of such Combination Product shall be set by Licensee in good faith, applying standard of fair and honest dealing with Northwestern, and Net Sales in each country of the Licensed Product included in the Combination Product shall be determined using the following formulae:

(a)If the Licensed Product and Other Items contained in the combination are sold separately in such country, the Net Sales for purposes of calculating royalty payments will be the result obtained by multiplying the Net Sales of the Combination Product in such country by the fraction A/A+B, where A is the invoiced price in such country of the Licensed Product in the Combination Product, and B is the invoiced price in such country of all Other Items in the Combination Product.

(b)If the Combination Product includes Other Items which are not sold separately in such country (but the Licensed Product contained in the Combination Product is sold separately in such country), the Net Sales for purposes of calculating royalty payments will be the result of multiplying the Net Sales of the Combination Product in such country by the fraction A/C, where A is as defined above and C is the invoiced price in such country of the Combination Product.

(c)If neither the Licensed Product nor the Other Items contained in the Combination Product are sold separately, or if only the Licensed Product is not sold separately, Licensee shall in good faith, applying standard of fair and honest dealing with Northwestern, determine, after discussion with Northwestern, the percentage of the revenue from such Combination Product in such country that is attributable to the Licensed Product and shall notify Northwestern in writing of such determination not less than [***] prior to commencing sales of such Combination Product. [***].  If [***] it is determined that the percentage of revenue from such Combination Product attributable to the Licensed Product has been understated by [***] in Licensee’s favor, then Licensee shall, within [***] of such determination,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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pay the balance due Northwestern [***].  If the amount owed has been understated by [***] in Licensee’s favor, Licensee shall include such understated amount with the next scheduled payment [***].

1.18“Non-U.S. Major Market” shall mean [***].

1.19“Party” shall mean Northwestern or Ovid Therapeutics.

1.20“Parties” shall mean Northwestern and Ovid Therapeutics collectively.

1.21“Patent Rights” shall mean (a) the patents and patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and any patents which issue from such patent application, and all divisions, continuations and continuations-in-part, reissues, reexaminations or extensions of any thereof, to the extent that such are supported by the specification and entitled to the priority date of the patents or pending patent application in Exhibit A that is sufficient to meet the requirement of 35 U.S.C. §112; (b) any foreign counterparts of any of the foregoing; (c) any patent applications owned or controlled by Northwestern that (i) claim or cover the Licensed Compound, or any formulation or method of manufacture thereof, or inventions related to the Licensed Compound, and (ii) [***] on or before the expiration of the Extension Period, but excluding any such Patent Rights that do not relate, and are not necessary or useful for the development, manufacture or commercialization of the Licensed Compound, and that claim or cover [***], which shall be subject to the Option set forth in Section 2.7.

1.22“Regulatory Approval” shall mean all approvals (including any applicable governmental price and reimbursement approvals) required by the FDA or any regulatory authority of a foreign counterpart thereto required to commence commercial sale of a Licensed Product in such country in the Territory in which the FDA or such foreign counterpart has jurisdiction.

1.23“Regulatory Authority” means, with respect to a country, the regulatory authority or regulatory authorities of such country with authority over the testing, manufacture, use, storage, importation, promotion, marketing, pricing or sale of a pharmaceutical or biologic product in such country.

1.24“Territory” shall mean the world.

1.25“Third Party” means any party other than Licensee, Northwestern or any Affiliate of either Northwestern or Licensee.

1.26“Valid Claim” means (a) a claim of an issued and unexpired patent that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim of a pending patent application that has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken and that has not been pending for more than [***].

1.27“Non-Commercial Research Purposes” means the use or practice of Patent Rights for academic research and other not-for-profit or scholarly purposes which are undertaken at a non-profit or governmental institution that does not involve the production or manufacture of products for sale or the performance of services for a fee. Without limiting the foregoing: (i) “academic research and other not-

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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for-profit or scholarly purposes” includes, in non-limiting fashion, research that leads, or may lead, to patentable or unpatentable inventions that may be licensed or otherwise transferred, either directly or indirectly, to third parties subject to the licenses and other rights granted to Licensee pursuant to this Agreement; and (ii) neither (A) receipt of license revenues on account of such inventions or receipt of reimbursements for the costs of preparation and shipping of samples of materials provided to third parties as a professional courtesy, in response to post-publication requests or otherwise in accordance with academic custom nor (B) receipt of funding to cover the direct and/or indirect costs of research, shall constitute sale of products or performance of service for a fee.

Article II – GRANT

2.1In reliance upon the representations made to Northwestern by Licensee that Licensee has the unique experience, expertise and resources necessary to enable Licensee to perform its obligations hereunder, Northwestern hereby grants to Licensee and its Affiliates an exclusive license, with the right to sublicense (through multiple tiers) in accordance with Section 2.5, under the Patent Rights and Know-How to develop, make, have made, use, import, offer for sale and sell Licensed Products in the Territory in the Field.

2.2The grant under Paragraph 2.1 shall be subject to the obligations of Northwestern and of Licensee to the United States Government under any and all applicable laws, regulations, and executive orders including those set forth in 35 U.S.C. §200, et seq.  Licensee shall cooperate with Northwestern by providing information to enable Northwestern to comply with its reporting obligations and shall comply with all such obligations applicable to Licensee to the extent required by applicable laws and regulations, including that Licensed Products or products produced through use of Licensed Products will be manufactured substantially in the U.S. unless this requirement is waived by the Federal Agency per 35 U.S.C. § 204 or any other provision.  Licensee reserves full rights to request that Northwestern pursue waiver of any U.S. manufacturing requirement at the expense solely of Licensee.

2.3Northwestern and all inventors of Patent Rights retain the right to utilize the Patent Rights and Know-How for non-commercial research and educational purposes. Northwestern also retains the rights to distribute certain materials upon request by the research community for academic, Non-Commercial Research Purposes through a Material Transfer Agreement (MTA), in compliance with NIH guidelines, provided that if Northwestern proposes to distribute the Licensed Compound to any third party, it will obtain Licensee’s prior written consent (not to be unreasonably withheld).

2.4The grant of this license does not obligate Northwestern or any Inventor of Patent Rights to make available to Licensee, its sublicensees or Affiliates for their own use and benefit, Northwestern space, facilities, students and services, unless otherwise stated herein or in a separate contractual agreement between Northwestern and Licensee.

2.5The license granted in Section 2.1 includes the right to grant sublicenses of the rights licensed to Licensee under this Agreement. All sublicense grants by Licensee shall be consistent with all applicable terms and conditions of this Agreement or shall be null and void.  In addition, each sublicense shall provide that [***]. Each sublicense shall terminate upon termination of this Agreement unless Northwestern provides written notice that it desires to assume such agreement(s) and further provided the terms of such sublicense are thereby amended so that Northwestern has no obligations under such agreement greater than its obligations to Licensee hereunder. Notwithstanding the foregoing sentence, Licensee may seek Northwestern’s consent during the negotiation of such sublicense to include in such sublicense agreement a provision providing for such sublicense to be assigned to Northwestern in the event of any termination of this Agreement, and for Northwestern to assume the rights and obligations of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Licensee under such sublicense.  If Northwestern grants such consent (not to be unreasonably withheld, conditioned or delayed) then (i) upon the assignment of such sublicense to Northwestern, sublicensee would agree to amend so that such sublicense would be amended in writing to provide that Northwestern has no obligations under such agreement or with respect to such sublicensee that are greater than Northwestern’s obligations to Licensee hereunder, and (ii) any provision permitting such sublicense survival would not survive any permitted transfer or assignment of such sublicense to a third party (e.g., by way of merger or sale of such sublicensee’s assets) without Northwestern’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Licensee shall provide Northwestern prompt notification [***] of each sublicense agreement within [***] of execution of such agreements. Northwestern shall treat all such sublicense agreements and the terms thereof as confidential information of Licensee in accordance with Section 3.1. Licensee shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of Licensee and shall be liable for sublicensees’ compliance with the terms and conditions of this Agreement. In all cases, Licensee shall remain responsible for ensuring that all sublicensees comply with the financial and reporting obligations in this Agreement, and Licensee shall be responsible for collecting requisite payments and information from sublicensees and providing such information to Northwestern in accordance with the terms of this agreement.

2.6The grant of this license shall not include research or discoveries that arise from collaborations between inventors of Patent Rights and other faculty investigators at Northwestern or outside Northwestern who are not inventors of Patent Rights.

2.7Licensee hereby covenants that during the Term it will not, and will ensure that its Affiliates do not, and will not grant any sublicensee the right to, practice the Patent Rights or Know-How to develop, make, have made, use, import, offer for sale or sell Licensed Products in the Territory for use in connection with the treatment of cancer.

2.8[***] Option to [***].  Northwestern hereby grants to Licensee [***] option to obtain [***] license under the patent rights and know-how claiming or covering each novel compound or composition (other than the Licensed Compound) that acts via [***] and that is created, discovered or identified in the laboratories of, or by Northwestern personnel working under the supervision of, [***] at Northwestern (each, an “Option”) on the following basis:

(a)During the term of this Agreement, and on a [***] basis, Northwestern shall notify Licensee within [***] following the disclosure to the Innovation and New ventures Office (“INVO”) of any [***] identified by [***] laboratories during such calendar quarter (each, an “Option Notice”).  In conjunction with such notification, Northwestern shall provide Licensee with all material data and information generated in connection with activities conducted in the laboratory or under the supervision or coordination of [***] and relating to such [***], in order that Licensee can determine whether or not to exercise the Option for such [***].   Licensee shall have a period of [***] following the delivery of any such Option Notice, in which to exercise its Option with respect to such [***] to obtain [***] license under the patent rights and know-how covering or claiming such [***] in the Field in the Territory.

(b)If Licensee timely exercises its Option with respect to any [***] pursuant to this Section 2.8, the Parties shall enter [***] license agreement, the terms of which shall include the terms set forth in Exhibit C and the remaining terms of such license agreement shall be substantially similar to those set forth in this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article III – CONFIDENTIAL INFORMATION

3.1(a)  Northwestern and Licensee each agree that all information contained in documents marked “Confidential” (“Confidential Information”) which are forwarded to one by the other shall be received and held in strict confidence, used only for the purposes of this Agreement, and not disclosed by the recipient (except as required by law or regulation or by court or administrative agency order), its agents or employees to any Third Party without the prior written consent of an authorized officer of the disclosing Party, provided that a Party’s obligations under this Article III with respect to such Confidential Information shall not extend to information that, documented by competent written evidence, (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient by a Third Party having the right to disclose it, (d) was already known by the recipient at the time of disclosure, (e) was independently developed, or (f) is required to be submitted to a government agency to obtain and maintain the approvals and clearances of Licensed Products.

(b)A Party may disclose Confidential Information of the other Party to (i) Affiliates, distributors, customers, and agents, to nonclinical and clinical investigators, and to consultants, where reasonably necessary, provided that such Affiliates, distributors, customers, agents, investigators, or consultants have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as protective as provided for herein (ii) the extent such disclosure is required to be disclosed by law, regulation (including regulations promulgated by securities exchanges) or court order, provided that such Party notifies the other Party reasonably in advance of such disclosure and assists such other Party in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued, (iii) bona fide potential and actual investors, acquirors, merger partners, licensees, and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein.

(c)Northwestern and Licensee also agree that Confidential Information may be orally disclosed by one Party to the other Party.  Such information shall be confirmed in writing and designated “Confidential” within [***] of disclosure for the provisions of this Article III to apply.

3.2Each Party’s obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other Party’s confidential information as it uses to protect its own confidential information but in any event not less than reasonable care.  This obligation shall exist while this Agreement is in force and for a period of [***] thereafter. The provisions of this Article III shall survive termination of this Agreement.

3.3This Agreement may be disclosed solely (a) to those employees, agents and independent contractors of Northwestern and Licensee who have a need to know its contents, (b) to those persons whose knowledge of its contents will facilitate performance of the obligations of the Parties under this Agreement, (c) to those persons, if any, whose knowledge of its contents is necessary in order to permit Licensee or Northwestern to maintain or secure the benefits under policies of insurance, (d) as may be required by law or regulation or by court or administrative agency order, or (e) such other persons as may be permitted by Paragraph 3.1(b).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article IV – MILESTONES AND DUE DILIGENCE

4.1As of the Effective Date, Licensee hereby represents that Licensee has the experience, expertise and resources necessary to enable Licensee to perform its obligations hereunder. Licensee shall use Commercially Reasonable Efforts to (a) commence and progress the development of the Licensed Compound within [***] following the Effective Date, and (b) develop and commercialize at least one Licensed Product. Licensee shall, within [***] following execution of this Agreement, submit to Northwestern a preliminary development plan that sets forth an outline of Licensee’s planned development activities for Licensed Product(s) through to [***] for the Licensed Compound.

4.2The Parties agree that if any payment listed on Exhibit B (each, a “Milestone Payment”) is not paid by the applicable time period for such payment in accordance with Section 6.1, [***] provided, however, that on a Milestone Payment-by Milestone Payment basis, if Licensee pays the applicable milestone payment on or prior to the due date for such Milestone Payment (including, in the case of the Milestone Payments due under Sections (a) through (c) of Exhibit B, prior to the dates set forth therein), [***] under Section 4.1,.  For clarity, if Licensee makes a Milestone Payment to Northwestern under Exhibit B, Section 2(a), (b) or (c) prior to actually achieving the corresponding development event triggering such payment, Licensee shall not be required to make any additional Milestone Payment to Northwestern upon Licensee actually achieving such development event with respect to any Licensed Product after the date of such Milestone Payment.

4.3Licensee agrees to provide [***] reports with sufficient details to Northwestern describing Licensee’s research and development efforts in the development of Licensed Products during the preceding year.  Such progress reports shall be due each [***] of a Licensed Product.

Article V – PAYMENTS

In consideration of the license granted by Northwestern to Licensee under this Agreement, Licensee shall pay to Northwestern the amounts listed in Exhibit B hereto in accordance with the timelines set forth therein.

Article VI – PAYMENT, REPORTS AND RECORDS

6.1Payment Dates and Reports

Within [***] after the end of each [***] during the term of this Agreement [***], Licensee shall pay to Northwestern, all fees (including any [***] and any milestone payments) and royalties accruing during such [***], as well as a calculation of amounts of Sublicensing Revenue received and a calculation of Northwestern’s share thereof.  Following the First Commercial Sale of the first Licensed Product hereunder, such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Licensee and its sublicensees in each country, the applicable royalty rate and the calculation of the amount of royalty due to Northwestern.

6.2Accounting

(a)Payments in U.S. Dollars

All dollar sums referred to in this Agreement are expressed in U.S. dollars and the Net Sales used for calculating the royalties and other sums payable to Northwestern by Licensee pursuant to Paragraph 6.1 shall be computed in U.S. dollars.  All payments of such sums and royalties

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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shall be made in U.S. dollars.  For purposes of determining the amount of royalties due, the amount of Net Sales for a given calendar quarter in any foreign currency shall be computed by converting such amount into U.S. dollars at the a average of the daily closing rates published in the eastern edition of The Wall Street Journal under the heading “Money Rates,” or any other mutually agreed upon source, for such calendar quarter.

(b)Blocked Royalties

Notwithstanding the foregoing, if by reason of any restrictive exchange laws or regulations Licensee or any Affiliate or sublicensee hereunder shall be unable to convert to U.S. dollars an amount equivalent to the fee or royalty payable by Licensee hereunder in respect of Licensed Product sold for funds other than U.S. dollars, Licensee shall notify Northwestern promptly with an explanation of the circumstances.  In such event, all royalties due hereunder in respect of the transaction so restricted (or the balance thereof due hereunder and not paid in funds other than U.S. dollars as hereinafter provided) shall be deferred and paid in U.S. dollars as soon as reasonably possible after, and to the extent that such restrictive exchange laws or regulations are lifted so as to permit such conversion to United States dollars, of which lifting Licensee shall promptly notify Northwestern.  At its option, Northwestern shall meanwhile have the right to request the payment (to it or to a nominee), and upon such request Licensee shall pay, or cause to be paid, all such amounts (or such portions thereof as are specified by Northwestern) in funds, other than U.S. dollars, designated by Northwestern and legally available to Licensee under such then existing restrictive exchange laws or regulations.

6.3Records

(a)Licensee shall keep, and shall cause its Affiliates and sublicensees to keep, for [***] from the date of payment of royalties, complete and accurate records of sales of each Licensed Product by Licensee; its Affiliates and its sublicensees in sufficient detail to enable the accruing royalties to be determined accurately. Such records shall be kept in sufficient detail to enable the amounts payable to be determined accurately.  Northwestern shall have the right during this period of [***] after receiving any report with respect to royalties due and payable to appoint, at its expense, an independent certified public accountant to inspect the relevant records of Licensee and its Affiliates  to verify such report.  Northwestern shall submit the name of said accountant to Licensee for approval; said approval shall not be unreasonably withheld, delayed or conditioned.  Licensee shall make its records and those of its Affiliates available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Northwestern, to the extent necessary to verify the accuracy of the reports and payments with not more than [***] and not more than [***] with respect to [***].

(b)Northwestern agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Northwestern to reveal such information in order to enforce its rights under this Agreement or as may be required by law (in accordance with Section 3.1(e)).

(c)If royalties are understated by [***] or more in Licensee’s favor, the Licensee shall, within [***] of receipt of the audit report, pay the balance due Northwestern and interest at the prime rate as quoted by Citibank in New York from the date at which such balance would have otherwise been due and payable plus all reasonable costs of the audit or inspection.  If royalties are understated by less than [***], Licensee shall include such understated amount with the next scheduled payment pursuant to Section 6.1.  If royalties are overstated in Northwestern’s favor, Licensee shall be entitled to credit the amount overpaid against the next payment owed by Licensee hereunder.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article VII – PUBLICATION; PUBLICITY

7.1Subject to the remainder of this paragraph, Northwestern will be free, at its discretion, to publish the results of any research related to Patent Rights or Know-How of Licensed Products and use any information for purposes of research, teaching, and other educationally-related matters. In order to avoid loss of Patent Rights as a result of premature disclosure of patentable information, at least [***] prior to any publication or other disclosure Northwestern shall submit any proposed publication or non-publicly disclosed material by Northwestern that relate to the Licensed Product to Licensee. Licensee shall have [***] in which to review and comment on such material proposed for disclosure or publication, and Northwestern shall consider in good faith all of Licensee’s reasonable comments. Notwithstanding the foregoing, Licensee shall notify Northwestern within [***] after it receives such material as to whether it desires Northwestern to file patent applications on any inventions contained in the material, in which case Northwestern shall proceed to file a patent application at the expense of Licensee and add such patent application to Exhibit A, so long as it falls within the definition of Patent Rights, and in such case Northwestern agrees to delay the disclosure or publication for up to [***] to facilitate such patent filing.  Furthermore Northwestern shall comply with Licensee’s request to delete references to Licensee’s Confidential Information from any such proposed publication, provided, however, that Northwestern shall not be obligated to remove any research results from such proposed publication.

7.2Neither Party without the prior written consent of the other Party (such consent not to be unreasonably withheld) shall issue a press release related to this Agreement. Without limiting the generality of the foregoing, Northwestern acknowledges that Licensee desires to issue a press release following execution of this Agreement and agrees to review and provide comments (if any) to such press release reasonably promptly following delivery of such press release to Northwestern by Licensee.  Each Party will provide the other Party with advance notice of legally required disclosures to the extent practicable.

Article VIII - PATENT PROSECUTION

8.1Payment of all out-of-pocket fees and costs relating to the filing, prosecution, and maintenance of Patent Rights [***] shall be reimbursed by Licensee as set forth in Exhibit B.  Solely for information purposes, [***] such costs equaled not more than [***].  Payment of all fees and costs relating to the filing, prosecution, and maintenance of Patent Rights incurred [***] shall be the sole responsibility of Licensee.  Any payments of such fees and costs by Northwestern shall be reimbursed by Licensee within [***] of Licensee’s receipt of an invoice from Northwestern or Northwestern’s patent counsel. For the avoidance of doubt, Licensee shall reimburse Northwestern for any out-of-pocket expenses incurred by Northwestern related to the filing, prosecution, and/or maintenance of the Patent Rights if and to the extent that Licensee chooses not to exercise its right to utilize its own patent counsel for the filing, prosecution, and/or maintenance of Patent Rights as set forth in Section 8.2 below.

8.2Northwestern hereby grants Licensee the right to apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights listed in Exhibit A in Northwestern’s name, in the United States and in foreign countries.  Exhibit A may be amended by verbal agreement of both Parties, such agreement to be confirmed in writing. The Parties agree to use reasonable efforts to update Exhibit A on a [***] basis as new applications are filed and prosecution status changes.  Licensee shall have the right to select patent counsel reasonably acceptable to Northwestern, such acceptance not to be unreasonably withheld, and to take such other actions, at its own expense, as it deems are necessary or appropriate to obtain patent protection with respect to any Patent Rights in the Territory. Licensee shall keep Northwestern informed in all matters of filing and prosecution, shall give Northwestern reasonable opportunities to consult with and advise Licensee concerning Licensee’s prosecution, filing and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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maintenance activities by notifying Northwestern, to the extent reasonably practicable, [***] in advance of any such activity if Licensee has been given such notice, and shall provide Northwestern with copies of [***] related to patent filing, prosecution, and maintenance.  Within [***] after execution of this Agreement, Northwestern will instruct its patent counsel to transfer all patent files related to Patent Rights in Exhibit A to Licensee’s patent counsel and to use reasonable efforts to have the files delivered within [***] of the Effective Date.

8.3Licensee through its patent counsel will take the lead on patent prosecution for additional filings falling within the scope of the Patent Rights listed in Exhibit A for which it pays the prosecution costs, keeping Northwestern informed with opportunity to consult as described above.

8.4In the event that Licensee elects (a) not to file a United States patent application which may claim priority from a patent application filed in another jurisdiction included within the Patent Rights, (b) not to file a PCT application which may claim priority from a United States patent application included within the Patent Rights, or (c) to abandon a patent or patent application included within the Patent Rights in a specific country, it shall promptly notify Northwestern in writing, no later than [***] prior to the date by which an action must be taken to avoid a) abandonment of the patent or patent application included within the Patent Rights or b) payment of extension fees.  In the event that Licensee notifies Northwestern of its decision not to file a non-provisional patent application claiming priority to a provisional patent application listed in Exhibit A or to abandon a U.S. patent or patent application covering any potentially patentable subject matter relating to the Patent Rights, Northwestern shall have the right, but not the obligation, to file, prosecute, or maintain such patent or patent application  at its sole discretion, control and expense and such patent or patent application shall be removed from the Patent Rights licensed hereunder.  In the event that Licensee notifies Northwestern of its decision to abandon or not to file a PCT or national phase patent or patent application in any Non-U.S. Major Market based on a U. S. provisional or utility application in the Patent Rights, Northwestern shall have the right, but not the obligation, to file, prosecute, or maintain such PCT or foreign patent or patent application at its sole discretion and control, provided that Licensee shall have a [***] under such patent or patent application on [***] than those in this Agreement.

8.5 Licensee shall advise its patent counsel of the obligations under this Article VIII and shall be fully responsible for said counsel’s compliance.

Article IX – INFRINGEMENT

9.1Each Party agrees to provide prompt written notice to the other Party of any alleged infringement of the Patent Rights by a Third Party, which shall include without limitation any notice filed under 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) or a similar notice in another country concerning a Licensed Product, of which it becomes aware, and of any available evidence thereof.

9.2During the term of this Agreement, Licensee, to the extent permitted by law, shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Patent Rights and, in furtherance of such right, Northwestern hereby agrees that Licensee may include Northwestern as a party plaintiff in such suit, without expense to Northwestern, provided, however, that such right to bring such infringement action shall remain in effect only for so long as the license granted herein remains exclusive.  Prior to commencing any such action, Licensee shall consult with Northwestern and shall consider the view of Northwestern regarding the advisability of the proposed action and its effect on the public interest. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of Northwestern, not to be unreasonably withheld,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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conditioned or delayed.  Licensee shall indemnify Northwestern against any order for costs that may be made against Northwestern in such proceedings.

9.3If Licensee recovers any damages or other sums in such action, suit or proceeding, or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by Licensee and by Northwestern in connection therewith, including reasonable attorneys’ fees. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall [***]; provided, however, that [***] an amount as follows: [***], Northwestern shall [***], and [***], Northwestern shall [***].

9.4If [***] after having become aware of any alleged infringement Licensee has been unsuccessful in persuading the alleged infringer to desist and either has not brought or is not diligently prosecuting an infringement action, or if Licensee notifies Northwestern at any time of its intention not to bring suit against any alleged infringer, then Northwestern shall have the right, at its sole discretion, to prosecute such infringement of the Patent Rights under its sole control and at its sole expense.  In the event Northwestern elects to prosecute an infringement of any Patent Rights as set forth in this Section 9.4, then (a) Northwestern shall [***] derived therefrom, and (b) Licensee shall [***].

9.5In the event that a declaratory judgment action alleging invalidity, unenforceability, or non-infringement of any of the Patent Rights is brought against Northwestern or Licensee, Northwestern, at its option, shall have the right, within [***] after it receives notice of the commencement of such action, to intervene and take over the sole defense of the action (but only to the extent of the Patent Rights) at its own expense, provided that Northwestern shall consult with Licensee in relation to the conduct of such action sufficiently in advance of any filing deadline to enable Licensee to provide comments, and shall consider in good faith all Licensee’s reasonable comments in relation thereto.  If Northwestern does not exercise this right, Licensee may take over the sole defense of the action at Licensee’s sole expense.  No settlement, consent judgment or other voluntary final disposition of the action may be entered into without the prior written consent of Northwestern, which shall not be unreasonably withheld.

9.6In any infringement suit that either Party may institute to enforce the Patent Rights pursuant to this Agreement and in any declaratory judgment action that one Party is defending, the other Party hereto shall, at the request and expense of the Party initiating or defending such suit, cooperate in all reasonable respects (including joining as a party if required by law) and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

9.7For so long as the license granted herein remains exclusive during the term of this Agreement, Licensee shall have the sole right to sublicense any alleged infringer for future use of the Patent Rights in accordance with the terms and conditions of this Agreement relating to sublicenses. [***].

Article X - PRODUCT LIABILITY

10.1Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Northwestern, its trustees, directors, officers, employees and Affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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advertisement of the Licensed Product(s) or arising from any  breach by Licensee of any obligation of Licensee hereunder.

10.2Prior to the manufacture of the Licensed Product for the purpose of introducing it into humans and the actual introduction of the Licensed Product into humans, Licensee shall obtain and carry in full force and effect commercial, general liability insurance, which shall protect Licensee and Northwestern with respect to events covered by paragraph 10.1 above.  Such insurance shall be written by a reputable insurance company authorized to do business in the [***] shall list Northwestern as an additional insured thereunder, shall be endorsed to include product liability coverage and shall require [***] written notice to be given to Northwestern prior to any cancellation or material change thereof.  The limits of such insurance shall not be less than [***] per occurrence with an aggregate of [***] prior to the initiation of clinical trials of the Licensed Product in humans and [***] per occurrence with an aggregate of [***] upon initiation of clinical trials of the Licensed Product in humans.  Licensee shall provide Northwestern with Certificates of Insurance evidencing the same. Northwestern shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.   In the event that Licensee or its Affiliates or sublicensees: [***], Licensee shall provide written notification to Northwestern prior to entering into such activity.

10.3EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY NORTHWESTERN THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY.  IN NO EVENT SHALL NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER NORTHWESTERN SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

10.4Northwestern hereby represents and warrants to Licensee that as of the Effective Date(a) Exhibit A sets forth a complete and accurate list of the Patent Rights, (b) it owns the entire right, title and interest in the Patent Rights, or otherwise has the right to grant the licenses granted herein under the Patent Rights, (c) no claims have been asserted or threatened challenging Northwestern’s inventorship, ownership or right to license the Patent Rights in accordance with this Agreement, and (d) it has not transferred, assigned or granted any exclusive license under any patents, know-how or other proprietary rights that conflicts with the rights granted to Licensee hereunder, or where such patents, know-how or proprietary rights would be infringed or otherwise misappropriated by Licensee’s practice of the inventions claimed in the Patent Rights.

Article XI - TERM AND TERMINATION

11.1This Agreement shall become effective on the Effective Date.  Unless sooner terminated as provided for below, this Agreement shall continue in effect on a Licensed Product-by-Licensed

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Product basis until the expiration of Licensee’s payment obligations set forth under Exhibit B, Section 4 (Royalties).

11.2Licensee shall have the right to terminate this Agreement in whole or in part any time after the end of the Extension Period by giving Northwestern [***] written notice.

11.3The provisions of Article III (Confidentiality), Article V (Payment), Article VI (Payments, Reports and Records), Article X (Product Liability), Article XI (Term and Termination), and Article XIII (Dispute Resolution) shall survive termination or expiration of this Agreement in accordance with their terms.

11.4If (a) Licensee makes any general assignment for the benefit of its creditors; (b) a petition is filed by or against Licensee, or any proceeding is initiated against Licensee as a debtor, under any bankruptcy or insolvency law, unless the laws then in effect void the effectiveness of this provision; or (c) a receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of Licensee’s assets or property, then Northwestern may immediately terminate the license granted by this Agreement upon written notice to Licensee of such termination.

11.5If either Party breaches any material obligation imposed by this Agreement then the other Party may at its option, send a written notice describing in reasonable detail the nature of such breach to the Party in breach and specifying that it intends to terminate this Agreement if the breach is not cured within the applicable cure period set forth in this Section 11.5. If the Party in breach does not cure the breach within [***] from the notice date, then the non-breaching Party shall have the right to terminate this Agreement immediately upon the date of mailing of a written notice of termination to the Party in breach.  Except with request to a breach of any undisputed payment obligations, if a Party notifies the other Party pursuant to this Section 11.5 that such other Party is in breach of this Agreement and such other Party in good faith disputes the existence of such breach, the Parties shall resolve such dispute pursuant to Article XIII and the non-breaching Party’s right to terminate this Agreement shall be suspended until such dispute is resolved in accordance with Article XIII.

11.6Upon termination of this Agreement for any cause, nothing herein shall be construed to release either Party of any obligation that has matured prior to the effective date of such termination.  Licensee may, after the date of such termination, sell all Licensed Products that it may have on hand at the date of termination, provided that it pays the earned royalty thereon as provided in this Agreement.

11.7In the event of termination for breach by Licensee, Licensee agrees [***].

11.8Upon termination of this Agreement, any and all existing sublicense agreements shall be immediately assigned to Northwestern, and Northwestern agrees to keep them in force to the extent that Northwestern is capable of performing as licensor in place of Licensee.

Article XII – ASSIGNMENT

12.1Due to the nature and purpose of this Agreement, the Parties agree that a material element of this Agreement is that Northwestern has selected Ovid Therapeutics to serve as the licensee under this Agreement based on the representations made by Ovid Therapeutics that it has the experience, expertise and resources necessary to enable it to perform the obligations of the license hereunder. Accordingly, the Parties agree that this Agreement, the license granted hereunder, and except as set forth in Section 12.3, the obligations of Licensee hereunder shall not be assigned or otherwise transferred by the Licensee without the prior written consent of Northwestern. Notwithstanding any assignment permitted under this Section 12.1, Licensee shall remain fully liable to Northwestern for the performance of the assignee or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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transferee, unless Section 12.3 applies or Northwestern’s consent expressly releases Licensee from such liability.

12.2It is the understanding of the Parties that in the event a bankruptcy petition is filed by or against Licensee, or any proceeding is initiated against Licensee as a debtor under any bankruptcy or insolvency law, applicable law excuses Northwestern from accepting performance from or rendering performance to an entity other than Licensee, and Licensee, or trustee operating on behalf of the Licensee, shall be prohibited from assigning, sublicensing, or otherwise transferring the license granted hereunder and/or the obligations of Licensee hereunder without the prior written consent of Northwestern.

12.3Notwithstanding Sections 12.1 and 12.2, the Parties agree that Licensee may assign the Agreement without Northwestern’s consent to an Affiliate or to an acquirer of Licensee of all or substantially all of Licensee’s assets and business related to the Patent Rights or Know-How; provided, however, that no such assignment will be effective unless and until the assignee delivers to Northwestern such assignee’s agreement in writing to assume and perform all of Licensee’s obligations under the Agreement, in which case Licensee shall be relieved of any further liability under this Agreement.

Article XIII – DISPUTE RESOLUTION

13.1The Parties agree to effect all reasonable efforts to resolve any and all disputes between them in connection with this Agreement in an amicable manner.

13.2The Parties agree that any dispute that arises in connection with this Agreement and which cannot be amicably resolved by the Parties shall be resolved in accordance with [***] subject to the following Paragraphs 13.3 through Paragraph 13.5.  Any judgment on the arbitration award may be entered in any court having jurisdiction thereof.

13.3If a Party intends to begin arbitration to resolve a dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved.  Within [***] after its receipt of such notice, the other Party may, by written notice to the Party initiating arbitration, add additional issues to be resolved.  [***].  Each arbitrator shall be a single individual having experience in the pharmaceutical industry relating to drug development and commercialization.  None of the arbitrators selected shall be an employee, director or shareholder of either Party or an Affiliate or sublicensee.

13.4The arbitration shall be conducted on the following basis:

(a)The arbitration shall take place in [***].  All costs incurred for a hearing room shall be [***].

(b)The panel of arbitrators shall be paid a reasonable fee plus expenses, which fees and expenses shall be [***].

(c)The ruling shall be binding on the Parties and may be entered as an enforceable judgment by a state or federal court having jurisdiction of the Parties.

(d)In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy, or claim would be barred by the [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e)Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.

(f)The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(g)Except to the extent necessary to confirm an award or as may be required by Applicable Law, neither Party nor any arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

13.5Notwithstanding the foregoing, Section 13.2 shall not apply to any dispute, controversy, or claim that concerns the validity, enforceability, or infringement of any patent, trademark, or copyright.

13.6This Section XIII shall survive any termination of this Agreement.

Article XIV – NOTICES AND PAYMENTS

Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other Party:

In the case of Northwestern:	Executive Director
Innovation and New Ventures Office
Northwestern University
1800 Sherman Avenue, Suite 504
Evanston, Illinois 60201
With a copy to:	Office of General Counsel
Northwestern University
633 Clark Street
Evanston, Illinois 60208
Attention: [***]
In the case of Licensee:	Chief Business and Financial Officer
Ovid Therapeutics
1460 Broadway, Suite 15021
New York, NY 10036

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Article XV – GENERAL

15.1Force Majeure.  Neither Party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, interruption of supply of key raw materials, civil disorder, and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay.

15.2Severability.  In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

15.3Applicable Law.  This Agreement is made in accordance with and shall be governed and construed under the laws of the [***], excluding its choice of law rules.

15.4Entire Agreement.  This Agreement and the exhibits attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement.  This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

15.5Headings.  The headings for each article and section in this Agreement have been inserted for convenience or reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

15.6Independent Contractors.  The Parties are not employees or legal representatives of the other Party for any purpose.  Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

15.7Performance Through Affiliates.  Licensee may discharge any obligation and exercise any right hereunder through any of its Affiliates (without an assignment of this Agreement).

15.8Advertising.  Licensee shall not use the name of the inventor listed in this Agreement, of any institution with which the inventor has been or is connected, nor the name of Northwestern in any advertising, promotional or sales literature, without prior written consent (not to be unreasonably withheld) obtained from Northwestern in each case.  Northwestern shall not use the name of Licensee in any advertising, promotional or sales literature without Licensee’s prior written consent (not to be unreasonably withheld) obtained from Licensee in each case.

15.9Waiver.  Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

15.10Counterparts.  This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

15.11Export Controls.  It is understood that Northwestern is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities that may require a license from the applicable agency of the United States Government and/or may require written assurances by Licensee that it will not export data or commodities to certain

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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foreign countries without prior approval of such agency.  Northwestern neither represents that a license is required, nor that, if required, it will be issued.

15.12Patent Marking.  Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers.  All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform to the patent laws and practice of the country of manufacture or sale.

{Signature Page Follows}

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

LICENSEE		NORTHWESTERN

By:	/s/ Jeremy Levin	By:	/s/ [***]
Name:	Jeremy Levin	Name:	[***]
Title:	Chairman of the Board of Directors	Title:	[***]
	and Chief Executive Officer		Innovation and New Ventures Office
	Ovid Therapeutics		1800 Sherman Avenue, Suite 504
	1460 Broadway		Evanston, IL 60201-3789
New York, NY 10036

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit A

PATENT APPLICATIONS AND PATENTS

[***]

Inventors: [***]

[***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

FINANCIAL PAYMENTS

In consideration of the license granted by Northwestern to Licensee under the Agreement, Licensee shall pay to Northwestern the following amounts, in accordance with the payment terms set forth in Section 6:

1.	A one-off, non-creditable and non-refundable licensing fee of Seventy-five thousand U.S. Dollars ($75,000) which shall be payable within [***] of the Effective Date.
2.	The following [***] (each, a “Milestone Payment”) for the first Licensed Product to achieve such milestone or within [***] following the date listed below, whichever is earlier:
a.	[***] or within [***] of the [***];
b.	[***] of the [***] of such Licensed Product or within [***] of the [***];
c.	[***] of the [***] of such Licensed Product or within [***] of the [***];
d.	[***] for such a Licensed Product;
e.	[***] of such Licensed Product [***];
f.	[***] for such Licensed Product;
g.	[***] of such Licensed Product [***].
3.

Patent Costs.  Licensee shall reimburse Northwestern (a) for all documented out-of-pocket [***] and related to the prosecution and maintenance of patent applications in Exhibit A for which Northwestern [***] and (b) [***], for out-of-pocket patent costs incurred by Northwestern with respect to the prosecution and maintenance of the Patent Rights as set forth in Section 8.1.  Such reimbursement shall be due within [***] of receipt of an invoice by Licensee from Northwestern following the [***].

4.	Royalties. Subject to Section 7 of this Exhibit B, the Licensee shall pay Royalties equal to:
a.	[***] of the aggregate annual worldwide Net Sales of Licensed Product under the Agreement for the portion of Net Sales of such Licensed Product between [***];
b.	[***] of the aggregate annual worldwide Net Sales of the Licensed Product under the Agreement for the portion of Net Sales of such Licensed Product that is [***];
c.	[***] of the aggregate annual worldwide Net Sales of the Licensed Product under the Agreement for the portion of Net Sales of such Licensed Product that is [***].

Royalties shall be paid on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) ten (10) years after the First Commercial Sale of the Licensed Product in such country, and (ii) the expiration in such country of the last Valid Claim for composition of matter or method of use patents for such Licensed Product.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.

Sublicensing Revenue.  In addition to royalties on Licensee’s or its Affiliates’ Net Sales under Section 4 of this Exhibit B, Licensee shall pay to Northwestern a percent of amounts actually received by Licensee in consideration for the grant of commercial rights to a sublicensee under this Agreement, which shall, include, but not be limited to, [***] (but excluding [***] (collectively, “Sublicensing Revenue”). Such percentage of Sublicense Revenue sale shall be equal to:

i.	[***];
ii.	[***];
iii.	[***].
6.

License Maintenance Fee.  Licensee shall pay Northwestern a license maintenance fee (the “Annual License Fee”) of Twenty Thousand ($20,000) U.S. Dollars annually beginning on the first anniversary of the Effective Date, which shall be non-creditable and non-refundable until the First Commercial Sale of the Licensed Product, after which it shall be creditable against royalties payable for sales of Licensed Products pursuant to Section 4 of this Exhibit B.

7.	Royalty Reductions and Offsets.

(a)Third Party Licenses:  If (i) Licensee, in its reasonable judgment, determines that it is required to obtain a license from any Third Party in order to avoid infringement of such Third Party’s patents as a result of the practice of the Patent Rights, and (ii) Licensee is required to pay to such Third Party royalties in consideration for the grant of such license (“Third Party Royalties”), then for the period during which Licensee owes royalties to Northwestern under this Agreement, the amounts that would otherwise have been payable as royalties to Northwestern under this Agreement shall be [***] of all Third Party Royalties payable by or on behalf of Licensee to such Third Party, provided that in no event shall the foregoing offset reduce the royalties payable by Licensee to Northwestern to [***] of the amounts set forth in Section 4 of this Exhibit B.

(b)Generic Product:  If, on a Licensed Product-by-Licensed Product, country-by-country and calendar-quarter-by-calendar quarter basis, Generic Competition exists with respect to such Licensed Product, then the royalty rates in such country for such Licensed Product (for such royalty-reporting period, if applicable) will be [***] of the applicable rate in Section 4 above, beginning on the date on which [***] in the applicable country.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FUTURE RESEARCH ON [***]

[***]

[***] =ONE PAGE OF Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.